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                                                                     EXHIBIT "A"

               Agreement in Writing in Accordance with SEC Rule 13d-1(f)(1)(iii)

         The undersigned hereby agree:

         1. that each of them is responsible for the timely filing of Form 13D and any amendments thereto with regard to Team, Inc., and for the completeness and accuracy of the information concerning each of them that is contained therein; and,

         2. such Form 13D identifies each of the undersigned, contains the required information with regard to each of the undersigned, and is filed on behalf of each of the undersigned.


Dated:  June 19, 1998.

                                       HOUSTON POST OAK PARTNERS, LTD.



                                       By: /s/ Louis A. Waters
                                          --------------------------------------
                                          Louis A. Waters, General Partner



                                           /s/ Louis A. Waters
                                       -----------------------------------------
                                       Louis A. Waters, Individually